Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-256584 on Form S-1 of our report dated May 28, 2021 (June 14, 2021 as to Note 16), relating to the financial statements of Doximity, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
June 14, 2021